As filed with the Securities and Exchange Commission on September 4, 2002
                                                          Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                                    --------
                             REGISTRATION STATEMENT
                                    Under the
                             Securities Act of 1933

                                  ARKONA, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Delaware                                       33-0611746
  (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                       Identification No.)

                      10542 South Jordan Gateway, Suite 200
                            South Jordan, Utah 84005
                            Telephone: (801) 501-7100
                    (Address of Principal Executive Offices,
                               including Zip Code)

                        Arkona 2001 Stock Incentive Plan

                            (Full title of the plan)

                                   Steve Russo
              Vice President of Operations, Chief Financial Officer
                                  Arkona, Inc.
                         10542 South Gateway, Suite 200
                            South Jordan, Utah 84005
                                 (801) 501-7100
          (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                                 Bryan T. Allen
                                Stoel Rives, LLP
                        201 South Main Street, Suite 1100
                           Salt Lake City, Utah 84111
                                 (801) 578-6908

                         CALCULATION OF REGISTRATION FEE

======================================= ================= =================== ====================== ===================
                                                           Proposed Maximum
                                          Amount to be      Offering Price      Proposed Maximum         Amount of
 Title of Securities to be Registered    Registered(1)       per Share(2)      Aggregate Offering       Registration
                                                                                    Price(2)               Fee(2)
--------------------------------------- ----------------- ------------------- ---------------------- -------------------
2001 Stock Incentive Plan
|X|      Options to Purchase Common        6,000,000             N/A                   N/A                  N/A
Stock                                      6,000,000            $0.34              $2,040,000               $188
|X|      Common Stock, $.0.001 par
value
--------------------------------------- ----------------- ------------------- ---------------------- -------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2001 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Arkona, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low price per share of Common Stock of Arkona, Inc. as reported on the Nasdaq OTC Bulletin Board on August 28, 2002.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.*
         ----------------

Item 2.  Registrant Information and Employee Plan Annual Information.*
         -----------------------------------------------------------

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents filed by Arkona, Inc. (the "Registrant") with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference in this Registration Statement:

         (1) The Registrant's Annual Report on Form 10-KSB for the year ended March 31, 2002 filed with the SEC on July 9, 2002.

         (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 filed with the SEC on August 14, 2002.

         (3) The description of the Common Stock contained in the Company's registration statement on Form 10-SB, File No. 0-24372

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

         The consolidated financial statements of Arkona, Inc. dated as of March 31, 2002 and 2001, and for each of the years then ended, have been incorporated by reference herein in reliance upon the report of Mantyla McReynolds, a professional corporation, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. Future financial statements of Mantyla McReynolds and the reports thereon by Mantyla McReynolds will be incorporated by reference in this Registration Statement in reliance upon the authority of that firm as experts in giving those reports; provided, however, only to the extent that said firm has audited those financial statements and consented to the use of their reports thereon.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         The Company has granted Bryan T. Allen, a director of and outside counsel to the Company, 75,000 options to purchase Common Stock under 2001 Stock Incentive Plan. Such options have an exercise price of $0.30 per share. Of such options, 50,000 vested 40% on January 3, 2002, vest 30% on January 3, 2003 and 30% on January 3, 2004, and 25,000 vest 40% on December 27, 2002, vest 30% on December 27, 2003 and 30% on December 27, 2004. The law firm with which Mr. Allen is affiliated, Stoel Rives, LLP, has given an opinion as to the validity of the securities being registered under this Form S-8 and otherwise provides legal services to the Company.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers on terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). As permitted by the DGCL, the Company's
Certificate of Incorporation (the "Certificate") includes a provision that eliminates the personal liability of its directors for monetary damages for conduct as a director, except for any act or omission for which such elimination of liability is not permitted under the DGCL. In addition, we may enter into separate indemnification agreements with our directors and executive officers that provide them the maximum indemnification permitted by law.

         The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of stockholders or directors or otherwise.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------


   Exhibit
    Number                       Title of Document                                  Location
---------------    ----------------------------------------------    ---------------------------------------

4.1                Certificate of Incorporation                      Incorporated by reference to
                                                                     Company's registration statement on
                                                                     Form 10-SB, File No. 0-24372

4.2                Amendment to Certificate of Incorporation         Incorporated by reference to
                                                                     Definitive Information Statement on
                                                                     Form 14C filed with the SEC on May 6,
                                                                     1998

4.3                Certificate of Designation regarding Series       Incorporated by reference to the
                   A Preferred Stock                                 Current Report on Form 8-K filed with
                                                                     the SEC on January 18, 2001.

4.4                Amendment to Certificate of Incorporation         Incorporated by reference to the
                   (reverse stock split; name change)                Company's Quarterly Report on Form
                                                                     10-QSB filed with the SEC on February
                                                                     13, 2001


    Number                       Title of Document                                  Location
---------------    ----------------------------------------------    ---------------------------------------

4.5                Certificate of Merger (Company and Arkona         Incorporated by reference to the
                   Utah)                                             Company's Quarterly Report on Form
                                                                     10-QSB filed with the SEC on February
                                                                     13, 2001

4.6                Bylaws                                            Incorporated by reference to
                                                                     Company's registration statement on
                                                                     Form 10-SB, File No. 0-24372

4.7                Specimen Stock Certificate                        Incorporated by reference to
                                                                     Company's registration statement on
                                                                     Form 10-SB, File No. 0-24372

4.8                2001 Stock Option Plan                            Incorporated by reference to the
                                                                     Annual Report on Form 10-K SB filed
                                                                     with the SEC on July 9, 2002.

4.9                Rights Agreement dated December 22, 2000          Incorporated by reference to the
                                                                     Current Report on form 8-K filed with
                                                                     the SEC on January 18, 2001

5                  Opinion of Stoel Rives LLP                        Filed herewith

23.1               Consent of Mantyla McReynolds, a                  Filed herewith
                   Professional corporation

23.2               Consent of Stoel Rives, LLP                       Filed herewith (included in exhibit
                                                                     no.5)

24                 Powers of Attorney                                Included on Page 7 hereof

---------------------------------

Item 9.  Undertakings.
         ------------

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising  after  the  effective   date  of  this   Registration
                  Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.
                                       4

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Jordan, State of Utah on this 3th day of September, 2002.

                                  ARKONA, INC.


                                  By     /s/ Alan Rudd
                                     ------------------------------------------
                                            Alan Rudd, Chief Executive Officer

                                POWER OF ATTORNEY

     We, the undersigned directors and/or officers of Arkona, Inc. (the "Company"), hereby severally constitute and appoint Alan Rudd, Chief Executive Officer, and Steve Russo, Chief Financial Officer, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names and in the capacities indicated below, this Registration Statement on Form S-8 filed with the Securities and Exchange Commission, and any and all amendments to said registration statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities indicated below:


    Signature                                                       Title                               Date
    ---------                                                       -----                               ----
                                                     Chief Executive Officer and Director
 /s/ Alan Rudd                                       (principal executive officer)                 September 3, 2002
---------------------
     Alan Rudd


 /s/ Steve Russo                                     Chief Financial Officer (principal            September 3, 2002
---------------------                                accounting and financial officer)
     Steve Russo


/s/ Richard Holland                                  Director                                      September 3, 2002
---------------------
    Richard Holland


/s/ Bryan T. Allen                                   Director                                      September 3, 2002
---------------------
    Bryan T. Allen